UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

PATIENT SAFETY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2 VENTURE PLAZA, SUITE 350, IRVINE, CALIFORNIA 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

One of the members of the Company’s board of directors, Herbert Langsam, passed away on February 7, 2012. Mr. Langsam was one of the two directors appointed by the holders of the Company’s Series A Preferred Stock.

On February 16, 2012, Dr. Louis Glazer, one of the other directors appointed by the holders of the Company’s Series A Preferred Stock, filled the vacancy created by the death of Mr. Herbert Langsam by appointing Dr. Glazer’s daughter, Ms. Lynne Silverstein, as the second Series A director. No Board vote was taken on this appointment because under Article IV, Section D(6)(b)(iii) of the Company’s Amended and Restated Certificate of Incorporation, any vacancy occurring in the office of a director elected by the holders of the Series A Preferred Stock may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by such holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2012	Patient Safety Technologies, Inc.
	By:	/s/ Brian E. Stewart Brian E. Stewart President and Chief Executive Officer